COKINOS, BOSIEN & YOUNG
                                ATTORNEYS AT LAW
                               1500 WOODSON TOWER
                               2919 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                                 (713) 535-5500
                           TELECOPIER: (713) 535-5533


                               OPINION OF COUNSEL


                                November 1, 2000

NeoSurg  Technologies,  Inc.
17300 El Camino Real, Suite 110
Houston, Texas 77058


Ladies  and  Gentlemen:

     We have acted as counsel to you in connection with the proceedings for the authorization and issuance by NeoSurg Technologies, Inc., a Texas corporation (the "Company") of up to 2,400,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), and the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Shares.

     We have examined the Registration Statement and such documents and records of the Company and other documents, as we have deemed necessary for the purpose of this opinion. In connection therewith, we have assumed the following: (a) the filing and effectiveness of the Registration Statement and any amendments thereto; (b) due execution by the Company and counter-signature by its transfer agent of certificates representing the Shares; (c) the offering and sale of the Shares as contemplated by the Registration Statement; and (d) receipt by the Company of the consideration required for the Shares contemplated by the Registration Statement.

     Based upon the foregoing, we are of the opinion that upon issuance as described in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                        Yours very truly

                            COKINOS,  BOSIEN  AND  YOUNG
                            A  PROFESSIONAL  CORPORATION


                      BY   /s/  Brian  Bosien
                           ------------------------------
                            Brian  K.  Bosien


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